OncoSec Medical Incorporated Prices $11,000,000 Public Offering

SAN DIEGO and PENNINGTON, N.J., MAY 22, 2019 – OncoSec Medical Incorporated (OncoSec) (NASDAQ: ONCS), a late-stage cancer biotechnology company developing intratumoral gene-delivery immunotherapies, today announced the pricing of an underwritten public offering led by fundamental, healthcare institutional investors consisting of 3,492,063 shares of Common Stock together with Warrants to purchase up to 2,619,047 shares of Common Stock at a combined price to the public of $3.15. The Warrants will have an exercise price of $3.45, will be exercisable upon issuance and will expire five years from the date of issuance. The gross proceeds to the Company from this offering are expected to be approximately $11,000,000 before deducting underwriting discounts, commissions and other offering expenses. OncoSec has granted the underwriter a 45-day option to purchase additional shares of Common Stock and/or additional Warrants to cover over-allotments, if any. The offering is expected to close on May 24, 2019, subject to customary closing conditions.

A.G.P./Alliance Global Partners is acting as sole book-running manager for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-213036) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the preliminary prospectus supplement and accompanying prospectus may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 36th Floor, New York, NY 10022 or via telephone at 212-624-2006 or email: prospectus@allianceg.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that OncoSec has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about OncoSec and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About OncoSec Medical Incorporated

OncoSec is a late-stage cancer biotechnology company developing intratumoral gene-delivery immunotherapies. OncoSec’s lead immunotherapy platform – TAVO™ (tavokinogene telseplasmid) – enables the intratumoral delivery of DNA-based interleukin-12 (IL-12), a naturally occurring protein with immune-stimulating functions. The technology, which employs electroporation, is designed to produce a controlled, localized expression of IL-12 in the tumor microenvironment, enabling the immune system to target and attack tumors throughout the body. OncoSec has built a deep and diverse clinical pipeline utilizing TAVO™ as a potential treatment for multiple cancer indications either as a monotherapy or in combination with leading checkpoint inhibitors; with the latter potentially enabling OncoSec to address a great unmet medical need in oncology: anti-PD-1 non-responders. Results from recently completed clinical studies of TAVO™ have demonstrated a local immune response, and subsequently, a systemic effect as either a monotherapy or combination treatment approach. In addition to TAVO™, OncoSec is identifying and developing new DNA-encoded therapeutic candidates and tumor indications for use with its new Visceral Lesion Applicator (VLA), to target deep visceral lesions, such as liver, lung or pancreatic lesions. For more information, please visit www.oncosec.com.

TAVO™ is a trademark of OncoSec Medical Incorporated.

Forward Looking Statements

Some of the statements included in this press release may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The factors that could cause our actual results to differ materially include: statements regarding the proposed public offering and the intended use of proceeds from the proposed offering; the status, progress and results of our clinical programs; our ability to obtain regulatory approvals for, and the level of market opportunity for our product candidates; our business plans, strategies and objectives, including plans to pursue collaboration, licensing or other similar arrangements or transactions; expectations regarding our liquidity and performance, including expense levels, sources of capital and ability to maintain operations as a going concern; the competitive landscape of our industry; and general market, economic and political conditions; and other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

CONTACT

Investor Relations:

Will O’Connor

Stern Investor Relations

(212) 362-1200

will@sternir.com

Media Relations:

Katie Dodge

JPA Health Communications

(617) 657-1304

kdodge@jpa.com